Exhibit 3.2 BY-LAWS OF* WABCO HOLDINGS INC. A Delaware Corporation * As last amended and restated by the Board of Directors on July 16, 2007, except Article III, Section 1, which was amended by the Board of Directors on December 7, 2012, and Article I, Section 16 and Section 17, which were amended by the Board of Directors on May 24, 2018.

TABLE OF CONTENTS Page ARTICLE I OFFICES.......................................................................................................... 1 Section 1. Registered Office ....................................................................................... 1 Section 2. Other Offices .............................................................................................. 1 ARTICLE II MEETINGS OF STOCKHOLDERS ............................................................... 1 Section 1. Place of Meetings ....................................................................................... 1 Section 2. Annual Meetings ........................................................................................ 1 Section 3. Special Meetings ........................................................................................ 1 Section 4. Notice ......................................................................................................... 1 Section 5. Adjournments ............................................................................................. 2 Section 6. Quorum ...................................................................................................... 2 Section 7. Voting ........................................................................................................ 2 Section 8. Proxies........................................................................................................ 2 Section 9. Consent of Stockholders in Lieu of Meeting ............................................. 3 Section 10. List of Stockholders Entitled to Vote......................................................... 3 Section 11. Record Date ............................................................................................... 3 Section 12. Stock Ledger .............................................................................................. 4 Section 13. Organization and Conduct of Meetings ..................................................... 4 Section 14. Inspectors of Election ................................................................................ 4 Section 15. Nature of Business at Meetings of Stockholders ....................................... 4 Section 16. Nomination of Directors ............................................................................ 5 Section 17. Proxy Access for Director Nominations .................................................... 7 ARTICLE III DIRECTORS ................................................................................................... 7 Section 1. Number and Election of Directors ........................................................... 16 Section 2. Vacancies ................................................................................................. 17 Section 3. Duties and Powers.................................................................................... 18 Section 4. Meetings ................................................................................................... 18 Section 5. Organization ............................................................................................. 18 Section 6. Resignations and Removals of Directors ................................................. 18 Section 7. Quorum .................................................................................................... 18 Section 8. Actions of the Board by Written Consent ................................................ 19 Section 9. Meetings by Manus of Conference Telephone ........................................ 19 Section 10. Committees .............................................................................................. 19 Section 11. Compensation .......................................................................................... 19 Section 12. Interested Directors .................................................................................. 19 ARTICLE IV OFFICERS ..................................................................................................... 20 Section 1. General ..................................................................................................... 20 Section 2. Election .................................................................................................... 20 Section 3. Voting Securities Owned by the Corporation .......................................... 20 Section 4. Chairman of the Board of Directors ......................................................... 21 DM_US 153721442-2.080136.0011 -i-

TABLE OF CONTENTS (continued) Page Section 5. Vice Chairman or the Board of Directors ................................................ 21 Section 6. Chief Executive Officer ........................................................................... 21 Section 7. Vice Presidents......................................................................................... 21 Section 8. Secretary .................................................................................................. 21 Section 9. Treasurer .................................................................................................. 22 Section 10. Assistant Secretaries ................................................................................ 22 Section 11. Assistant Treasurers ................................................................................. 22 Section 12. Other Officers .......................................................................................... 22 ARTICLE V STOCK .......................................................................................................... 23 Section 1. Uncertified Shares .................................................................................... 23 Section 2. Dividend Record Date.............................................................................. 23 Section 3. Record Owners......................................................................................... 23 Section 4. Transfer and Registry Agents .................................................................. 23 ARTICLE VI NOTICES ....................................................................................................... 23 Section 1. Notices ..................................................................................................... 23 Section 2. Waivers of Notice .................................................................................... 24 ARTICLE VII GENERAL PROVISIONS ............................................................................ 24 Section 1. Dividends ................................................................................................. 24 Section 2. Disbursements .......................................................................................... 24 Section 3. Fiscal Year ............................................................................................... 24 Section 4. Corporate Seal .......................................................................................... 24 ARTICLE VIII INDEMNIFICATION.................................................................................... 24 Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation ............................................ 24 Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation .......................................................................... 25 Section 3. Authorization of Indemnification ............................................................ 25 Section 4. Good Faith Defined.................................................................................. 26 Section 5. Indemnification by a Court ...................................................................... 26 Section 6. Expenses Payable in Advance ................................................................. 26 Section 7. Nonexclusivity of Indemnification and Advancement of Expenses ........ 26 Section 8. Insurance .................................................................................................. 27 Section 9. Certain Definitions ................................................................................... 27 Section 10. Survival of Indemnification and Advancement of Expenses ................... 27 Section 11. Limitation on Indemnification ................................................................. 28 Section 12. Indemnification of Employees and Agents .............................................. 28 ARTICLE IX AMENDMENTS ........................................................................................... 28 -ii-

TABLE OF CONTENTS (continued) Page Section 1. Amendments ............................................................................................ 28 Section 2. Entire Board of Directors ......................................................................... 28 ARTICLE X CONSTRUCTION ......................................................................................... 28 Section 1. Construction ............................................................................................. 28 -iii-

BY-LAWS OF WABCO HOLDINGS INC. (hereinafter called the “Corporation”) ARTICLE I OFFICES Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine. ARTICLE II MEETINGS OF STOCKHOLDERS Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to tune by the Board of Directors. Section 2. Annual Meetings. The Annual Meeting of Stockholders far the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders. Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, or (ii) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Section 4. Notice. Whenever stockholders arc required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. 1

Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Section 5. Adjournments. Any meeting of the stockholders may he adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting. Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting front time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall he cast by written ballot. Section 8. Proxies. Each stockholder emitted to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. 2

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons snaking that determination shall specify the information on which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram. Section 9. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation mast be effected at a duly called Annual or Special Meeting of Stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) at a place within the city where the meeting is to be held, which place shall he specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the malting during the whole time thereof, and may be inspected by any stockholder who is present. Section 11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not he more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. 3

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders. Section 13. Organization and Conduct of Meetings. The Chairman oldie Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman and such designee. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best or such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law. Section 15. Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the 4 notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting, (ii) who is entitled to vote at such Annual Meeting and (iii) who complies with the notice procedures set forth in this Section 15. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary or the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or in the case of the Corporation’s first Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. To be in proper written form; a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting. No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 15 shall he deemed to preclude discussion by any stockholder of any such business, if the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Section 16. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as provided in Section 17 or as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors pursuant to this Section 16 may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the 5 purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (b) who is entitled to vote at such meeting and (c) who complies with the notice procedures set forth in this Section 16. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 16, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely under this Section 16, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or in the case of the Corporation’s first Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. To be in proper written form under this Section 16, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock (if any) of the Corporation which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. 6

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person receiving a Majority Withheld Vote in an uncontested election, each as defined in Section 1 of Article III, and (ii) acceptance of that resignation by the Board of Directors. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Section 17. Proxy Access for Director Nominations. (a) Eligibility. Subject to the terms and conditions of these By-Laws, in connection with any Annual Meeting of Stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of any stockholder nominee for election to the Board of Directors for whom notice is provided pursuant to this Section 17 (each such nominee, a “Stockholder Nominee”) if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 17; (ii) timely written notice (the “Stockholder Notice”) that satisfies this Section 17 is delivered to the Secretary of the Corporation in accordance with Section 17(b) of this Article II from a stockholder who qualifies as or is acting on behalf of an Eligible Stockholder as defined in Section 17(e) of this Article II; (iii) the Stockholder Notice expressly states that the Eligible Stockholder elects to have such Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 17; and (iv) the additional requirements in these By-Laws are satisfied. (b) Timely Notice. To be timely under this Section 17, the Stockholder Notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s Annual Meeting of Stockholders, provided, however, that in the event that the Annual Meeting is more than thirty (30) days before or after the anniversary date of the preceding year’s Annual Meeting, or if no Annual Meeting was held in the preceding year, to be timely, the Stockholder Notice must be so received not earlier than one hundred fifty (150) days prior to such Annual Meeting and not later than one hundred twenty (120) days prior to such Annual Meeting or the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was first made. In no event shall an adjournment or recess of an Annual Meeting, or postponement of an Annual Meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above. 7

(c) Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the Annual Meeting, the Corporation shall also include: (i) the information concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a single written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of the Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the Annual Meeting (a “Statement”). Notwithstanding anything to the contrary contained in this Section 17, the Corporation may omit from its proxy materials any information or Statement that the Corporation, in good faith, believes is untrue in any material respect (or omits a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law or regulation. Nothing in this Section 17 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee. (d) Stockholder Nominee Limits. The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 17 but either are subsequently withdrawn or that the Board of Directors decides to nominate) appearing in the Corporation’s proxy materials with respect to an Annual Meeting of Stockholders (the “Authorized Number”) shall not exceed the greater of: (x) two (2) or (y) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 17 with respect to the Annual Meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, that: (i) in the event that one or more vacancies for any reason occurs on the Board of Directors after the date of the Stockholder Notice but prior to or at the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced; and (ii) the Authorized Number shall also be reduced by: (A) any Stockholder Nominee for whom notice was provided pursuant to this Section 17 by an Eligible Stockholder who the Board of Directors determines to include in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee; 8

(B) the number of incumbent directors who had been Stockholder Nominees at any of the preceding three Annual Meetings of Stockholders; and (C) the number of nominees for director who will be included in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement, or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation), other than any such director who at the time of such Annual Meeting will have served as a director for at least one full term. (e) Eligibility of Nominating Stockholder; Stockholder Groups. (i) To qualify as an “Eligible Stockholder,” a stockholder must own and have owned (as defined in Section 17(f) of this Article II) continuously for at least three (3) years as of the date of the Stockholder Notice, or must be acting on behalf of a group of no more than 20 stockholders and beneficial owners each of whom owns and has owned (as defined in Section 17(f) of this Article II) continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) that (in the case of a group, in the aggregate) represents at least three percent (3%) of the shares of the Corporation entitled to vote in the election of directors outstanding as of the date of the Stockholder Notice (the “Required Shares”), and must thereafter continue to own the Required Shares through such Annual Meeting of Stockholders; provided that in the case of a group of stockholders and beneficial owners: (A) any and all requirements and obligations for an Eligible Stockholder set forth in this Section 17 must be satisfied by and as to each such stockholder or beneficial owner (except that shares that a stockholder or beneficial owner has owned continuously for at least three (3) years may be aggregated as specified above in this Section 17(e)(i)). (ii) A group of any two or more funds that are (A) under common management and investment control, or (B) part of a family of funds, meaning a group of publicly-offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services, shall be treated as one stockholder or beneficial owner. (iii) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders or beneficial owners constituting an Eligible Stockholder under this Section 17, and no shares may be treated as owned by more than one stockholder or beneficial owner. (f) Ownership. For purposes of this Section 17, a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of the Corporation as to which such person possesses both: 9

(i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed; (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. An Eligible Stockholder shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the stockholder or beneficial owner has the power to recall such loaned shares on not more than five (5) business days’ notice. For purposes of this Section 17, the terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” or “affiliates” shall have the meanings ascribed under the rules and regulations promulgated under the Exchange Act. (g) Stockholder Notice and Other Information Requirement. (i) The Stockholder Notice shall include: (A) the information required of director nominees under Section 16 of this Article II; (B) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be 10 included in the Schedule 14N filed with the SEC, setting forth and certifying as to the number of shares of the Corporation it owns and has owned continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to own such shares through the Annual Meeting; (C) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (D) the written agreement of the Eligible Stockholder (or in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (1) that the Eligible Stockholder (including each member of any group of stockholders or beneficial owners that together is an Eligible Stockholder under this Section 17): (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (b) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 17, (c) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a- 1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (d) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation, (e) will comply with all laws and regulations applicable to its nomination and any solicitation in connection with the Annual Meeting, and (f) will file all materials described in Section 17(g)(iv) of this Article II with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act; (2) to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable Annual Meeting of Stockholders; (3) to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (4) to indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees 11 individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or its affiliates or any of its or their directors, officers, or employees arising out of the nomination or solicitation process pursuant to this Section 17; (5) that the Eligible Stockholder has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (6) to promptly provide to the Corporation (but in any event within five business days after such request) such additional information as is necessary or reasonably requested by the Corporation; and (7) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, (a) if applicable, documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 17(e)(ii) to be treated as one stockholder or person for purposes of this Section 17 and (b) the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination and the receipt of notice from the Corporation. (ii) Within the time period prescribed in Section 17(b) for delivery of the Stockholder Notice, the Eligible Stockholder shall deliver: (A) a written representation and agreement signed by such Stockholder Nominee and representing and agreeing that such Stockholder Nominee: (1) consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected; (2) is not and will not become a party to (a) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) other than any Voting Commitment that is disclosed to the Corporation in such representation or (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the 12

Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director other than any such agreement, arrangement, or understanding that is disclosed to the Corporation in such representation; (4) independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including (a) the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, (b) as a “non-employee director” under Rule 16b-3 of the Exchange Act; (5) such Stockholder Nominee does not have any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s related person transactions policy; (6) such Stockholder Nominee is not and has not been subject to (a) any event specified in Item 401(f) of Regulation S-K under the Securities Act, or (b) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; and (7) has not taken any action inconsistent with and, if elected as a director of the Corporation, will comply with all of the Corporation’s corporate governance, conflict of interest, related person transaction, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors; and (B) a completed and signed questionnaire from each Stockholder Nominee regarding the matters generally required in the questionnaires required of the Corporation’s directors (which questionnaire shall be provided to the Stockholder Nominee upon request). At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, provide to the Corporation such other information necessary or as it may reasonably request, including additional information to permit the Board of Directors to determine whether each Stockholder Nominee satisfies the eligibility requirements of this Article II. (iii) An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must: (A) within five (5) business days after the date of the Stockholder Notice, deliver to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary 13 through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns as of the date of the Stockholder Notice and has owned continuously for the preceding three years; and (B) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of investment companies qualifies as one stockholder or beneficial owner within the meaning of Section 17(e)(i) of this Article II. (iv) The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication relating to the Corporation’s Annual Meeting of Stockholders, one or more of the Corporation’s directors then in office, or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act. (v) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect. (h) Proxy Access Procedures. (i) Notwithstanding anything to the contrary contained in this Section 17, the Corporation shall omit from its proxy statement and proxy card any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (A) the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 16 of this Article II and which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 17; 14

(B) the Eligible Stockholder breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise provided or required pursuant to this Section 17), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 17) was not, when provided, true, correct, and complete, or the requirements of this Section 17 otherwise have not been satisfied; (C) the Stockholder Nominee (1) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Rule 16b-3 of the Exchange Act, (3) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (D) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Certificate of Incorporation, these By-Laws, any applicable law, rule, or regulation or the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed. (ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 17 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the Authorized Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: (A) the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation; and (B) (B) if the Authorized Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection 15 process will continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 17 thereafter is not included in the Corporation’s proxy materials, or is not presented for election as a director for any reason (including the Stockholder Nominee’s or the Eligible Stockholder’s failure to comply with this Section 17 or withdrawal of the Stockholder Nominee or nomination), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director pursuant to this Section 17 in substitution for such Stockholder Nominee. (iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of Stockholders but withdraws from or becomes ineligible or becomes unavailable for election at the Annual Meeting for any reason, including failure to comply with any provision of these By-Laws will be ineligible to be a Stockholder Nominee pursuant to this Section 17 for the next two Annual Meetings. In no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice. (iv) Except as otherwise provided by law, and notwithstanding any other provision of these By-Laws, each of the Chairman of the Board of Directors, the Board of Directors (including any authorized committee of the Board of Directors), or the chairman of the meeting shall have the power and authority to interpret this Section 17 and to make any and all determinations necessary or advisable to apply this Section 17 to any persons, facts, or circumstances, in each case acting in good faith. For purposes of applying the requirements of this Section 17, the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board of Directors (including any authorized committee thereof) or by the Secretary of the Corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the Corporation. This Section 17 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials. ARTICLE III DIRECTORS Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall he fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of Preferred Stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)). Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In the event any nominee for director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (with “broker nonvotes” not counted as a vote “withheld” from or “for” such person’s election) (a “Majority Withheld Vote”), the Compensation, Nominating and Governance Committee (or comparable committee appointed by the Board of 16

Directors) shall promptly consider the director’s resignation and make a recommendation to the Board of Directors on whether to accept the director’s resignation, taking into account such factors as the Compensation, Nominating and Governance Committee may in its discretion determine appropriate, and the Board of Directors shall vote on whether to accept such resignation. The Board of Directors shall act on the recommendation of the Compensation, Nominating and Governance Committee within ninety (90) days following certification of the stockholder vote. Any director who receives a Majority Withheld Vote shall not participate in the Compensation, Nominating and Governance Committee’s recommendation or Board of Directors action regarding whether to accept the director’s resignation. If a majority of the directors serving on the Compensation, Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignations and recommend to the Board of Directors whether to accept them. Promptly thereafter, the Board of Directors will disclose its decision regarding whether to accept the director’s resignation in a Form 8-K filed with the Securities and Exchange Commission. For this purpose, an “uncontested election” shall mean that, ten (10) days prior to the record date for determining stockholders entitled to notice of the meeting of stockholders at which directors are to be elected, the number of nominees does not exceed die number of directors to be elected. A director shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. The Board of Directors shall be divided into three classes, designated Classes I, II and III, the number of directorships in each of which Classes shall be as nearly equal in number as possible. The initial division of the members of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Board of Directors. The term of the initial Class I Directors shall terminate on the date of the 2008 annual meeting; the term of the initial Class II Directors shall terminate on the date of the 2009 annual meeting; and the term of the initial Class III Directors shall terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders beginning in 2008, successors to the class of Directors whose term expires at that annual meeting shall be elected to a three-year term. If the number of Directors is changed, any increases or decreases shall be apportioned among the Classes so as to attain or maintain in each Class a number of directors as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no ease will a decrease in the number of directors shorten the term of any incumbent director. Section 2. Vacancies. Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide 17 with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the Chief Executive Officer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram or other means of electronic communication on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may, deem necessary or appropriate in the circumstances. Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent front any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretory of the meeting. Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed front office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors, cast at a special meeting of stockholders called for the purpose or at an annual meeting. Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than 18 announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Section 9. Meetings by Manus of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting. Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Section 11. Compensation. The directors may he paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members. Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction 19 are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum: or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders: or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. ARTICLE IV OFFICERS Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a Vice Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Director and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation. Section 2. Election. The Board or Directors, at its first meeting held after each Annual Meeting of Stockholders, as necessary, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such office, to the Board of Directors or the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security bottlers of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have 20 exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and may exercise such other powers as may from time to time he assigned by these By-Laws or by the Board of Directors. Section 5. Vice Chairman or the Board of Directors. The Vice Chairman of the Board of Directors, if there he one, shall assume all of the duties of the Chairman of the Board of Directors assigned by these By-Laws in the event of the absence or disability of the Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may front time to time be assigned by these By-Laws or by the Board of Directors. Section 6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders, The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors. Section 7. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall he assigned to him by the Board of Directors. Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties us may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of 21

Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. Section 10. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time tray be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board or Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance oldie duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation, Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. 22

ARTICLE V STOCK Section 1. Uncertified Shares. Unless otherwise provided by resolution of the Board of Directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form. Section 2. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall he not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shalt not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law. Section 4. Transfer and Registry Agents. The Corporation may front time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors, ARTICLE VI NOTICES Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given either personally by mail, facsimile, telegraph or other means of electronic communication or by other lawful means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid. If notice be by facsimile, telegram, or other means of electronic communication, such notice shall he deemed to be given at the time provided in the General Corporation Law of the State of Delaware (“DGCL”). Such further notice shall he given as may be required by law. 23

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need he specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. ARTICLE VII GENERAL PROVISIONS Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may he paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend. there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors front time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options. hoods, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Section 3. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate on December 31. Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name oldie Corporation, the year of its organization and the words “Corporate Seal. Delaware**. The seal may be used by causing it or a facsimile thereof to be impressed or allied or reproduced or otherwise. ARTICLE VIII INDEMNIFICATION Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or 24 investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation. partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, bad no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was at director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 3. Authorization of Indemnification. Any indemnification wider this Article VIII (unless ordered by a court) shall be made by the Corporation unity as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or 25 proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action was based on the records or books of account of the Corporation or another enterprise or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application, Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately he determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by runner directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not he deemed exclusive of any other rights to which those seeking indemnification or 26 advancement of expenses may he entitled under the Certificate of Incorporation, these By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall he made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. Section 9. Certain Definitions. For purposes of this Article VIII, references to “The Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the inquest of such constituent corporation as a director, officer, employee or agent of manlier corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII. Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. 27

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. ARTICLE IX AMENDMENTS Section 1. Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws or the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority or the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may he adopted, amended, altered or repealed by the affirmative vote of at least a majority of the voting power of the shares entitled to vote at an election of directors; provided, however, that any amendment, alteration or repeal of Sections 3, 9, 15 or 16 of Article II, Article VIII or this Section 1 of Article IX, shall require the affirmative vote oldie holders of at least sixty live percent (65%) of the voting power oldie shares entitled to vote at an election of directors. Section 2. Entire Board of Directors. As used in this Ankle IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies. ARTICLE X CONSTRUCTION Section 1. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. *** 28